UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2024

PRECIGEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-36042	26-0084895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of principal executive offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	PGEN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Precigen, Inc. (the “Company”) hereby furnishes the estimate that, as of June 30, 2024, the Company’s cash, cash equivalents, and short-term investments were approximately $19.5 million.

The information set forth above is preliminary and unaudited and reflects preliminary financial information as of and for the quarter ended June 30, 2024. In preparing this information, the Company’s actual results for the quarter ended June 30, 2024 have not yet been finalized by management or reviewed or audited by the Company’s independent registered public accounting firm. The foregoing results are also not a comprehensive statement of financial results as of and for the quarter ended June 30, 2024. Subsequent information or events may lead to material differences between the foregoing preliminary financial information and those reported in the Company’s subsequent filings with the Securities and Exchange Commission.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

On August 6, 2024, the Company issued a press release titled “Precigen Strategically Prioritizes Portfolio and Aligns Resources to Focus on First Potential Gene Therapy Launch.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On August 6, 2024, the Company announced it has commenced an underwritten public offering (the “Offering”) of $30.0 million of its common stock. In addition, the Company intends to grant the underwriters a 30-day option to purchase up to an additional $4.5 million of common stock. The Offering is subject to market and other conditions, and there can be no assurance as to whether or when the Offering may be completed, or as to the size or terms of the offering. A copy of the press release relating to the Offering is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

This information, including the Exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

In connection with the implementation of the Company’s strategic reprioritization and streamlining of resources, the Company estimates it will record non-cash impairment charges to goodwill and other assets of approximately $32.9 million, net of tax, in the second quarter of 2024 and also estimates it will record severance costs of approximately $3.0 million in the aggregate between the second and third quarters of 2024.

The Company’s strategic reprioritization and streamlining of resources, together with the anticipated net proceeds from the Offering, and cash on hand, is expected to fund the Company’s operations into early 2025, which is beyond its currently anticipated completed submission of a rolling biologics license application (“BLA”) under an accelerated approval pathway for PRGN-2012. In addition to the recently announced proposed equity offering, the Company is currently exploring a number of potential non-dilutive financings for future liquidity.

Forward-Looking Statements

Some of the statements made in this Current Report on Form 8-K are forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and projections about future events and generally relate to plans, objectives, and expectations for the development of the Company’s business, including the Company’s estimated cash position as of June 30, 2024, the Company’s plans for, and availability of, future liquidity, the Company’s statements about its expected cash runway and estimated timeline to BLA submission for PRGN-2012, and the proposed public equity offering and the anticipated receipt of proceeds. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this Current Report on Form 8-K. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For further information on potential risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Precigen, Inc., dated August 6, 2024.
99.2	Press Released issued by Precigen, Inc., dated August 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precigen, Inc.

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

Dated: August 6, 2024